UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2008

SONTERRA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Sonterra Blvd. San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 545-5994

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 15, 2008, Sonterra Resources, Inc. (the “Company”) entered into a Waiver and Amendment to Senior Secured Note (“Waiver and Amendment”) with The Longview Fund, L.P. (“The Longview Fund”), which waived certain conditions and amended certain terms under the senior secured note in an original principal amount of $2,000,000 that the Company issued to The Longview Fund on February 14, 2008 (the “Note”), The Company previously filed, on April 14, 2008, a copy of the Note with the U.S. Securities Exchange Commission as Exhibit 10.12 to the Company’s annual report on Form 10-KSB. The Note was issued to The Longview Fund pursuant to that certain Securities Exchange and Additional Note Purchase Agreement, dated as of August 3, 2007 (as amended, the “Exchange Agreement”), in exchange for a note in the same principal amount issued by Sonterra Oil & Gas, Inc., f/k/a Sonterra Resources, Inc. (“Old Sonterra”). Following the consummation of the Exchange Agreement on February 14, 2008, Old Sonterra became a wholly owned subsidiary of the Company, and the Company assumed Old Sonterra’s oil and gas operations.

As a result of one of its two operating wells being shut-in and other factors, Old Sonterra’s results of operations at December 31, 2007 did not meet certain of the financial covenant tests set forth in the Note relating to its total proved reserves and a related ratio coverage requirement. As a result of such failure, the Company (which assumed the obligations of Old Sonterra upon the closing of the acquisition of Old Sonterra pursuant to the Exchange Agreement) became obligated to repay a portion of the Note, as originally issued, once the December 31, 2007 results of operations were reported. The Company did not make this payment to The Longview Fund at the time required by the Note, which was an event of default under the Note. Pursuant to the Waiver and Amendment, The Longview Fund agreed to waive the Company’s obligation to pay and Longview’s right to receive this additional amount for the failure to meet the financial covenant tests at December 31, 2007, and Longview agreed to waive the event of default resulting from the failure to repay the portion of the Note.

But for the Waiver and Amendment, at May 15, 2008 upon filing its quarterly report for the quarter ended March 31, 2008, the Company would not have met the same financial covenant tests related to its proved reserves or the amount of required revenues as of March 31, 2008. Pursuant to the Waiver and Amendment, Longview agreed to amend, through December 31, 2008, certain measures of the financial covenant tests under the Note in order to provide the Company with additional flexibility in operating its properties.

The foregoing summary does not purport to be complete and are qualified in their entirety by reference to the Waiver and Amendment. A copy of the Waiver and Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this current Report on Form 8-K:

Exhibit No.	Item

10.1	Waiver and Amendment to Senior Secured Note, dated May 15, 2008, among Sonterra Resources, Inc., the Subsidiaries, and The Longview Fund, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONTERRA RESOURCES, INC.

By	/s/ Sherry L. Spurlock
Sherry L. Spurlock Chief Financial Officer
Date: May 20, 2008

INDEX TO EXHIBITS

Exhibit No.	Item

10.1	Waiver and Amendment to Senior Secured Note, dated May 15, 2008, among Sonterra Resources, Inc., the Subsidiaries, and The Longview Fund, L.P.